Exhibit 99.C1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement on Form S-6 of SPDR S&P MidCap 400 ETF Trust, of our report dated December 27, 2012 relating to the financial statements and financial highlights of SPDR S&P MidCap 400 ETF Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 24, 2013